                                                                    EXHIBIT 10.9


         Legend:

         Places in this exhibit where four (4) consecutive asterisks ("****") appear indicate that a confidential portion of this document has been omitted in such location. PracticeWorks has filed a request for confidential treatment with respect to such information, and such information has been filed separately with the Securities and Exchange Commission.


                            INVENTORY CONTROL SYSTEM
                        DEVELOPMENT & MARKETING AGREEMENT

         This Inventory Control System Development & Marketing Agreement ("Agreement") is made by and between Ormco Corporation, a Delaware corporation with offices at 1717 West Collins Avenue, Orange, California 92867 ("ORMCO"), and InfoCure Corporation, a Delaware corporation having its principal offices at 1765 The Exchange, Suite 450, Atlanta, Georgia 30339 ("InfoCure").

                                    RECITALS

         A. The orthodontics division of InfoCure develops and licenses, among other things, software for use by the orthodontic industry.

         B. ORMCO is in the business of the developing, manufacturing, marketing, distributing, and selling orthodontic supplies and other industry-related goods.

         C. The orthodontics division of InfoCure intends to develop and to market to its customers an inventory control system that provides for on-line computer entry for orthodontic supply orders.

         D. ORMCO and InfoCure wish to enter into an agreement to support the orthodontics division of InfoCure in its effort to create and to market the system and to provide orthodontists with the ability to use the system to order ORMCO products.

                                    AGREEMENT

         In consideration of the mutual promises and covenants and upon the terms and conditions set forth in this Agreement, the parties agree as follows:

1.       DEFINITIONS.

         1.1. For the purposes of this Agreement, the term "Orthodontic Inventory Control Product" or "Orthodontic Inventory Control Products" means those InfoCure inventory control system products and services for the orthodontic industry to be developed by InfoCure that will provide for on-line computer entry for orthodontic supply orders, including any manuals or documentation related thereto or improvements, upgrades, and new releases thereof; and other related products or services as the parties may from time to time agree in writing to include within this definition.

         1.2. For the purposes of this Agreement, the term "ORMCO Product" or "ORMCO Products" means those ORMCO products and services for the orthodontic industry, offered for sale by ORMCO from time to time.

         1.3. For purposes of this Agreement, the term "Total Net Sales" shall be the total dollar amounts actually billed by ORMCO in a particular calendar quarter for the

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                  sale of ORMCO Products ordered by an InfoCure customer using the Orthodontic Inventory Control Products to place the order, less any returns and allowances, freight and transportation charges (including insurance), sales, excise, value added or use taxes, other governmental charges, trade and cash discounts, and rebates.

2.       EXCLUSIVE RIGHT OF PARTICIPATION.

         2.1. During the term of this Agreement, InfoCure hereby grants to ORMCO the right to be the exclusive supplier of orthodontic products and services to those customers ordering orthodontic products and services using the Orthodontic Inventory Control Products.

         2.2. InfoCure shall not provide any other company offering orthodontic products and services to the orthodontic community the opportunity to have its customers order its products using all or any part of the Orthodontic Inventory Control Products.

         2.3. If ORMCO, by written notice to InfoCure given not later than February 28, 2001, shall advise InfoCure that ORMCO's incremental costs incurred in the performance of this Agreement have exceeded the incremental revenues received by ORMCO as a result of this Agreement, then, as of the date of the notice, (i) ORMCO's right of participation under section
                  2.1 of this Agreement shall become non-exclusive rather than exclusive and the rights granted under Section 2.4 of this Agreement shall become void, and (ii) the rebate to be paid by ORMCO to InfoCure under section 5.1 of this Agreement shall be reduced from **** to ****; provided that, if at any time a rebate of less than **** is paid to InfoCure by others who have entered into a non-exclusive arrangement with InfoCure for participation similar to that of ORMCO under this Agreement, then the rebate paid by ORMCO shall not exceed the lowest rebate paid by those others.

         2.4. If this Agreement should terminate prior to December 31, 2009, for any reason other than ORMCO's material breach pursuant to section 7.4 of this Agreement or notice given by ORMCO of its intent not to renew the Agreement under section 7.3 of this Agreement, then until December 31, 2009 InfoCure shall not offer any right of participation similar to the one provided to ORMCO under Section 2.1 of this Agreement, whether exclusive or non-exclusive, to any company offering any type of products to the orthodontic industry, unless ORMCO shall have been offered in writing the opportunity to participate on a non-exclusive basis and otherwise on the same terms and conditions as such company is offered the right to participate and shall have failed, within 30 days of such written notice, to provide InfoCure with written notice of its intent to participate upon the same material terms and conditions as the most favorable terms and conditions offered by InfoCure to such other company. ORMCO shall only be permitted to participate if a written agreement upon the same material terms and conditions as the most favorable terms and conditions offered by InfoCure to any other company is entered into by ORMCO and InfoCure within thirty (30) days of InfoCure's receipt of notice from ORMCO.


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

         2.5. If this Agreement should terminate prior to December 31, 2009, for any reason other than InfoCure's material breach pursuant to section 7.4 of this Agreement, then ORMCO shall not cooperate with any other third-party supplier of software designed to permit customers to order orthodontic products and services electronically from ORMCO; provided, however, that nothing in this Agreement shall prevent ORMCO to undertake, with its own in-house resources or pursuant to contract, from creating its own proprietary software designed to permit customers to order orthodontic products and services electronically from ORMCO as long as ORMCO does not offer such orthodontic products and services to InfoCure's customers under pricing, terms and conditions more favorable than those offered by ORMCO through the Orthodontic Inventory Control Product.

3.       RIGHTS, DUTIES, AND OBLIGATIONS OF THE PARTIES.

         3.1. InfoCure shall assume full responsibility and liability, and shall assume all costs and expense, with respect to the development, manufacture, packaging, marketing, license, warranty service, and maintenance of the Orthodontic Inventory Control Products, as well as the assets and resources of InfoCure utilized in such activities; except that, ORMCO shall have the right to consult with InfoCure throughout the development of Orthodontic Inventory Control Products and, prior to the offering of Orthodontic Inventory Control Products for sale.

         3.2. At all times during which this Agreement is exclusive, no version of the Orthodontic Inventory Control Products shall be distributed by InfoCure unless ORMCO has approved the version for distribution or either sixty (60) days with respect to the first version of the Orthodontic Inventory Control Product or thirty (30) days with respect to any version thereafter have elapsed since ORMCO was provided a copy of the product to inspect and it did not provide InfoCure with any written notice of objection to the distribution of the product. ORMCO shall have the right to conduct a beta test of the initial version of the Orthodontic Inventory Control Product provided to it for evaluation with a minimum number of ten (10) InfoCure customers mutually agreed to by the parties for a minimum period of thirty (30) days. ORMCO's approval shall not be unreasonably withheld and objection may only be based on a failure of InfoCure to comply with agreed upon parameters or specifications for the Orthodontic Inventory Control Product or unsatisfactory results from the beta tests. Any objection by ORMCO must be made in writing. Upon receipt of a written objection, InfoCure shall have thirty (30) days to cure any deficiencies in the Orthodontic Inventory Control Product and deliver such corrected Orthodontic Inventory Control Product to ORMCO. Upon receipt thereof, ORMCO will have thirty (30) days to retest the Orthodontic Inventory Control Products to determine if the deficiencies have been corrected and shall make any further objection in writing and within thirty (30) days of the delivery of the revised Orthodontic Inventory Control Products. Any failure to provide an objection within the thirty (30) day period(s) identified above shall be deemed an approval of the Orthodontic Inventory Control Products by ORMCO.


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         3.3.     ORMCO shall assume full responsibility and liability, and
                  shall assume all cost and expense, with respect to the development, manufacture, packaging, marketing, sale, warranty service, and maintenance of ORMCO Products, as well as the assets and resources of ORMCO utilized in such activities. ORMCO further acknowledges and agrees that InfoCure's ability to complete the development of the Orthodontic Inventory Control Product is dependent on ORMCO's providing InfoCure with access to ORMCO's software and equipment as well as assistance, cooperation, and complete and accurate information and data from its officers, agents, and employees, as reasonably requested and needed by InfoCure's to complete its development of the Orthodontic Inventory Control Products. ORMCO agrees that, to the extent that InfoCure needs access to any of ORMCO's software, ORMCO shall have all rights and licenses necessary to provide InfoCure such access prior to giving InfoCure such access.

         3.4. Each party shall assume full responsibility and liability with respect to any warranty that it may choose to offer with respect to its products, including but not limited to any accommodation offered any customer above and beyond the strict requirements of a party's warranty obligations.

         3.5. Each party shall indemnify and hold the other party harmless from any actions, suits proceedings, damages, expenses and fees (including any reasonable attorney fees) which the other party incurs as a result of (i) any breach of warranty or alleged breach of warranty of such party's product, (ii) any failure by such party to comply with any applicable laws or regulations, or (iii) any liability to third parties (including reasonable attorney's fees) for any personal injury, property damage or economic loss, or claim therefor, including death or other loss, cost or expense, to the extent caused or alleged to have been caused by the products of such party (whether sounding in tort, contract, negligence, strict liability, or any other legal theory), except to the extent that such claim is determined to be due to the negligence or intentional misconduct of, or a breach of its obligations under this Agreement by, the other party, its customers, its employees, or its agents. In the event of any such claim for indemnity, the party seeking indemnity shall promptly notify the indemnifying party in writing, and the indemnifying party shall have the exclusive right to defend such action, through legal counsel of its own choosing and at its own expense.

         3.6. Each party shall maintain adequate general liability insurance, including product liability insurance, covering the liabilities assumed under this Agreement and shall provide the other party with a certificate of insurance evidencing such coverage upon request.

         3.7. InfoCure shall make available to ORCMO certain sales and marketing materials related to the Orthodontic Inventory Control Product in such quantities, as it deems appropriate under the circumstances. At all times during which this Agreement is exclusive, marketing materials prepared by either party regarding the Orthodontic Inventory Control Product shall be provided to the other party for its review and approval prior to distribution, whether or not such marketing materials are to be distributed by or through such party.


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         3.8.     To the extent InfoCure is permitted to do so by law or
                  otherwise, InfoCure shall make available to ORMCO any reports generated by all or any part of the Orthodontic Control Inventory Products system or any statistical or other analysis made or which could be made from the information contained or generated by the Orthodontic Control Inventory Products but only to the extent such information is directly related to the sale of ORMCO Products to InfoCure customers through the Orthodontic Inventory Control Products. ORMCO agrees that all such information shall remain the exclusive property of InfoCure and ORMCO shall only use such information for internal purposes related to this Agreement and shall not use or otherwise distribute such information for any other purpose.

         3.9. InfoCure shall make available to ORMCO such opportunity to promote ORMCO Products, both as part of the sale of Orthodontic Inventory Control Products and within the operation of Orthodontic Inventory Control Products, as is mutually agreed by the parties.

         3.10. Each party shall consistently and enthusiastically promote to its customers the products of the other party and shall avoid any actions that are inconsistent with this duty.

4. PRICING AND TERMS. InfoCure shall have the sole right to establish prices for Orthodontic Inventory Control Products and the terms governing the license of each Orthodontic Inventory Control Product. ORMCO shall have the sole right to establish prices for ORMCO Products and the terms governing the sale of each ORMCO Product.

5.       REBATE AND REBATE PAYMENTS.

         5.1. In each calendar quarter during the Initial Term and each Renewal Term (as defined in Section 7.3 below), ORMCO shall pay InfoCure a rebate for each ORMCO Product invoiced by ORMCO, in the calendar quarter, to an InfoCure customer ordering the ORMCO Product through the use of Orthodontic Inventory Control Products. The rebate shall be **** of Total Net Sales, unless modified as provided in section 2.3 of this Agreement. Unless otherwise agreed to by the parties in writing or unless the Agreement becomes nonexclusive pursuant to section 2.3 of this Agreement, a minimum of half of the rebate paid by ORMCO to InfoCure on the sale of an ORMCO Product shall by given by InfoCure to the InfoCure customer ordering such ORMCO Product as incentive for utilizing Orthodontic Inventory Control Products. No rebate shall accrue or be due more than once for the sale of a given ORMCO Product.

         5.2. Within fifteen (15) days following the end of each calendar quarter, ORMCO shall deliver to InfoCure a written report stating the total number of ORMCO Products sold by ORMCO to InfoCure customers ordering such ORMCO Products through the use of Orthodontic Inventory Control Products during the preceding calendar quarter.

         5.3. The rebates payable to InfoCure for any given calendar quarter during the Initial Term and any Renewal Term of this Agreement shall be paid within thirty (30)


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                  days following the end of that calendar quarter and shall be in the form of a check drawn on a United States bank in U.S. dollars unless other agreed to by the parties.

         5.4. Each written report shall be made when due whether or not any rebate is due.

         5.5. ORMCO shall keep full and true books of its accounts, invoices, and other records in sufficient detail such that the rebates payable to InfoCure hereunder can be properly ascertained. The books, records and invoices for a given calendar year shall be preserved for a period of three (3) years following the end of such calendar year.

         5.6. At the request and expense of InfoCure, ORMCO shall permit an independent Certified Public Accountant (except one to whom ORMCO has a reasonable objection) to inspect such books, records, invoices and related journals, accounts, inventory and records necessary or desirable to verify the accuracy of the rebate reports. The inspections shall take place a maximum of one (1) time per year, during reasonable business hours and upon reasonable advance notice. The independent Certified Public Accountant shall be obligated to execute a written undertaking with respect to such confidentiality prior to the commencement of inspection. If this examination reveals that ORMCO has underreported and/or underpaid rebates hereunder, ORMCO shall immediately pay InfoCure any unpaid rebates. If the underpaid rebates exceed five percent (5%) of the rebates actually paid, then ORMCO shall also pay InfoCure's reasonable costs of conducting the examination.

6.       BILLINGS AND COLLECTIONS.

         6.1. All billing and invoicing in connection with the license and/or sale of Orthodontic Inventory Control Products shall be the sole responsibility of InfoCure. All billing and invoicing in connection with the sale of ORMCO Products shall be the sole responsibility of ORMCO. Further, each party shall have full and sole responsibility for its own collections and shall exercise complete control over approval of all customer credit, orders, and contracts.

         6.2. ORMCO shall have no responsibility or liability for the failure of any InfoCure customer to make payment to InfoCure, and InfoCure shall have no responsibility or liability for the failure of any ORMCO customer to make payment to ORMCO.

         6.3. Each party shall be solely responsible for the collection and payment of all applicable taxes on its products including, without limitation, any and all sales taxes, use taxes and value-added taxes.

7.       TERM AND TERMINATION.

         7.1. The initial term of this Agreement shall be for sixty-six months commencing on July 1, 1999, and ending on December 31, 2004 (the "Initial Term").


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         7.2.     In the event InfoCure, following the receipt by ORMCO of its first written notice of objection as specified by section 3.2, fails to cure, within the time period provided in section 3.2, ORMCO's objections to the Orthodontic Inventory Control Products developed by InfoCure, ORMCO shall have the right to terminate this Agreement by providing written notice to InfoCure within fifteen (15) business days of the expiration of InfoCure time period for curing ORMCO's objection. The termination shall be effective thirty (30) days after such notice by ORMCO if InfoCure fails to cure the deficiencies within such thirty (30) day period.

         7.3. Following the end of the Initial Term, this Agreement shall, until December 31, 2009, automatically renew on December 31st of each year for an additional term of one (1) year (each a "Renewal Term") without further action on the part of either party on the expiration date of the Initial Term or any Renewal Term, unless terminated earlier by ORMCO by giving sixty (60) days written notice of termination prior to the end of the then current term. All terms and conditions in the Initial Term of this Agreement shall be effective in any Renewal Term; except that InfoCure shall have the right, prior to the commencement of any Renewal Term, to convert the exclusive grant provided in Section 2.1 to a non-exclusive grant for any or all of the Renewal Terms. For the conversion to be effective, InfoCure must provide ORMCO written notice of InfoCure's decision to convert to a non-exclusive arrangement. The notice must be sent to ORMCO at least sixty (60) days prior to the start of the Renewal Term in which InfoCure wants the non-exclusive arrangement to commence.

         7.4. Either party may terminate this Agreement on sixty (60) days prior written notice to the other party if the party to whom such notice is given is in material breach of this Agreement and any such breach is not cured within such sixty (60) day period. The party claiming the right to terminate under this provision shall set forth in its notice of intent to terminate the facts underlying its claim that the other party is in material breach of this Agreement. With respect to defaults not reasonably curable within the sixty (60) day notice period, the party to whom notice is given shall not be considered to be in default as a result of such failure, so long as that party is diligently and expeditiously attempting to cure such default and such default is curable within a reasonable period of time following the expiration of such sixty (60) day notice period.

         7.5. In the event of any expiration or termination of this Agreement, all rights and licenses provided hereunder shall immediately terminate and each party shall return to the other party, its property and Proprietary Information (and all copies thereof); and such expiration or termination shall not affect the obligations of either party to the other (i) accruing prior to the date of termination, or (ii) which expressly extend beyond the term of this Agreement. Further, any such expiration or termination of the Agreement shall be without prejudice to any right or remedy to which a party may be entitled either at law, in equity or under this Agreement. Upon the expiration or termination of this Agreement, the provisions of this Agreement concerning the ongoing interests of the parties shall continue and survive in full force and effect, including without limitation Sections 2.4, 2.5, 3.3, 3.4, 3.5, 5.5, 5.6, 7.5, 7.6, 8, 10, 12, 13, and 14.


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         7.6.     Upon or as a result of termination of this Agreement, neither party hereto shall be liable to the other party for any consequential, punitive, special or indirect damages, including but not limited to any damages based on any loss (or anticipated loss) of income, business, sales, profits or earnings, or based on expenditures, investments, costs, actions taken or commitments made or entered into in reliance of or in any way related to the performance of this Agreement or resulting from the use of or inability to use the products or the performance or non-performance of any services, including the failure of essential purpose, even if such party has been notified of the possibility or likelihood of such damages occurring. In no event shall InfoCure's liability to ORMCO exceed the rebates paid by ORMCO to InfoCure hereunder. In no event shall ORMCO's liability to InfoCure exceed the rebates owed by ORMCO to InfoCure hereunder.

8. WARRANTIES. OTHER THAN AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, CONDITIONS, OR REPRESENTATIONS TO THE OTHER PARTY WITH RESPECT TO THEIR PRODUCTS OR ANY SERVICES PROVIDED HEREUNDER OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED OR STATUTORY. WITHOUT LIMITING THE FOREGOING, ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED AND DISCLAIMED. ORMCO further acknowledges that certain risks are inherent in the transmission of information over the Internet and that InfoCure does not warrant that the transactions will be uninterrupted, error free or impenetrably secure. InfoCure shall have no liability for or relating to the security, interruption, integrity or accuracy of ORMCO transaction with the InfoCure customers hereunder.

9. RELATIONSHIP OF THE PARTIES. In the performance of the work, duties and obligations under this Agreement, it is mutually understood and agreed that each party is acting and performing as an independent contractor. Nothing under this Agreement is intended or shall be construed to create between ORMCO and InfoCure an employer-employee relationship, a joint venture relationship, or a partnership, nor shall this Agreement be construed in any proceedings or for any purpose whatsoever so as to make one party liable to a third person for the debts, faults, or actions of any other party. Neither party shall withhold or in any way be responsible for the payment for the other party of any federal, state or local income taxes, F.I.C.A taxes, Medicare taxes, unemployment compensation, workers' compensation contributions or benefits, vacation pay, sick leave or any other employment benefits of any kind. In conformity with this intent, neither party shall not have or exercise any control or direction over the techniques, procedures, or methods used by the other party in performing under this Agreement. Similarly, neither party shall have the right, power, or authority to enter into any binding obligation on behalf of the other at any time or for any purpose.

10.      PROPRIETARY INFORMATION, SERVICE MARKS, AND INTELLECTUAL PROPERTY.

         10.1. Each party acknowledges that the other party has a proprietary interest in information developed, used, and maintained by that other party in regard to the operation of its business which it considers to be competitively valuable and


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                  sensitive and holds in confidence from others ("Proprietary
                  Information"). This Proprietary Information includes, but is not limited to, software, policies, procedures, operating manuals, business practices, forms, operating systems and information. Each party agrees that any such Proprietary Information is owned by that other party and that it will keep and maintain in strict confidence and will not use any Proprietary Information of the other party known to it. Further, each party agrees to undertake all reasonable and appropriate steps to ensure that the confidentiality and secrecy of any Proprietary Information of the other party known to them is maintained, and that the Proprietary Information of the other party will not be used by others for its benefit or to the detriment of the other party. The obligations under this Section shall survive the termination of this Agreement and shall apply for so long as a party maintains any such information as confidential and proprietary.

         10.2. Each party acknowledges and agrees that all trade names, trademarks, service marks, and logos of or associated with the business of the other party are the sole property of that party. The party may use and display any such trade names, service marks, or logos of the party only in the manner as authorized by the other party and only during the term of this Agreement. Each party reserves the right to add to, change, or discontinue the use of any trade name, trademark, service mark, or logo on a selective or general basis at any time.

         10.3. InfoCure acknowledges that any trademark containing the word "ORMCO" shall be the property of ORMCO and shall cooperate with all efforts of ORMCO necessary to protect ORMCO's rights in the trademark. InfoCure shall not take any actions that are inconsistent with the ownership of the trademark by ORMCO. Nothing in this Agreement provides InfoCure with any right, title, or interest in the trademark. InfoCure shall not challenge the title of ORMCO to the trademark and shall take no action to register the trademark with the United States Patent and Trademark Office or any foreign trademark registration office.

         10.4. ORMCO acknowledges that any trademark containing the words "INFOCURE", "ORTHOTRAC", and all other trademarks, service marks, logos and the like used by the InfoCure ("InfoCure Marks") shall be the property of InfoCure and shall cooperate with all efforts of InfoCure necessary to protect InfoCure's rights in the InfoCure Marks. ORMCO shall not take any actions that are inconsistent with the ownership of the InfoCure Marks by InfoCure. Nothing in this Agreement provides ORMCO with any right, title, or interest in the trademark. ORMCO shall not challenge the title of InfoCure to the InfoCure Marks and shall take no action to register the InfoCure Marks with the United States Patent and Trademark Office or any foreign trademark registration office.

         10.5. Each party acknowledges and agrees that all inventions, patents, and copyrights arising out of or associated with this Agreement are the sole property of that party that created such inventions, patents, or copyrights. Each party may use such inventions, patents, and copyrights of the other party only in the manner and for the purpose authorized by the other party and only during the term of this Agreement. Notwithstanding the foregoing, ORMCO acknowledges and agrees that all right, title and interest in the Orthodontic Inventory Control Product


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

                  developed pursuant to this Agreement, including without limitation all intellectual property rights included therein, belong to InfoCure. ORMCO hereby assigns, and upon creation thereof automatically assigns, to InfoCure the ownership of all intellectual property rights in the Orthodontic Inventory Control Product or any improvement, modification or enhancement thereto.

11. ASSIGNMENT. Except as specifically provided in this Agreement, neither this Agreement, nor any of the rights or duties under this Agreement, may be assigned or otherwise conveyed or delegated by either party. Subject to the limitations of this Section, this Agreement shall apply to and bind the parties and their respective heirs, executors, administrators, successors and assigns. Notwithstanding the foregoing, either party may assign this Agreement to any successor entity upon the reorganization, merger, consolidation, acquisition or other restructuring involving all or substantially all of the voting securities and/or assets of such party.

12. DISPUTE RESOLUTION. All disputes shall be settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration hearing shall be held in California. The arbitration award shall be final and binding upon the parties, and enforceable by any court of competent jurisdiction.

13. CONFIDENTIALITY. Except as required by law or judicial process or government agency (including without limitation the Securities and Exchange Commission), each party shall keep this Agreement and its terms in the strictest of confidence and its substance may be disclosed only to those of its employees, agents, and representatives having a need to know any of its contents in connection with their work; third parties as agreed to by the other party; or as otherwise required by law. Notwithstanding this or any other provision of this Agreement, however, nothing in this Agreement shall prohibit either party from disclosing the nature or amount of the rebate paid to InfoCure under section 3.3 of this Agreement where required by law, by a contractual obligation of a party, or where necessary to permit a party to avoid making misleading statements about the nature of the relationship of the parties under this Agreement.

14.      GENERAL PROVISIONS.

         14.1. Each party shall, from time to time upon the request of the other party, execute and deliver any instruments or documents, or undertake any acts, reasonably necessary to implement or carry out the intent of this Agreement.

         14.2. All notices, requests, demands, instructions or other communications to be given to any party under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if personally served on the party to whom notice is to be given; (ii) within twenty-four
                  (24) hours after mailing, if mailed to the party to whom notice is given, by first class mail which is either registered or certified, postage prepaid, return receipt requested; (iii) within twenty-four (24) hours after being deposited with a recognized private courier service (e.g. Federal Express), if delivered by a private courier service to the party to whom notice is to be given, all charges prepaid; or (iv) when sent, if given by telex or telecopy. Any notice, request, demand, instructions or other communication sent by telex or telecopy must be confirmed within twenty-four


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                  (24) hours by letter mailed or delivered in accordance with this Section. All notices shall be properly addressed to the party receiving notice as follows:

                           IF TO INFOCURE TO:

                           INFOCURE CORPORATION
                           Orthodontics Division
                           3120 Crossing park
                           Norcross, Georgia  30071
                           Attention:  CEO, Orthodontics Division

                           IF TO ORMCO TO:

                           ORMCO CORPORATION
                           1717 West Collins Avenue
                           Orange, California 92867
                           Attention: President

         14.3. The addresses for the purposes of this Section may be changed by giving written notice of such change.

         14.4. Failure to insist upon strict compliance with any of the terms, covenants and conditions of this Agreement shall not be deemed a waiver of any such term, covenant or condition. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless contained in a writing specifically referring to this Agreement and executed by the party making the waiver. In addition, the exercise by a party of any remedy provided for in this Agreement or at law or in equity shall not permit the exercise by that party of any other remedy provided for in this Agreement or at law or in equity.

         14.5. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision. This Agreement shall be construed as if the invalid or unenforceable provision had never been included, but only as long as the rights, obligations and duties of a party are not materially altered thereby.

         14.6. This Agreement, together with all collateral agreements and documents referred to in it, constitute the entire agreement between the parties pertaining to the subject matter contained in this Agreement and supersede all prior and contemporaneous agreements, representations and understandings, whether oral or written, of the parties and none shall be available to interpret or construe this Agreement. No supplement, modification or amendment of this Agreement, or collateral agreements or documents, shall be binding unless contained in a writing specifically referring to this Agreement, or the collateral agreements or documents, and executed by all the parties to this Agreement.

         14.7. The parties agree that this Agreement and performance under it, and all arbitrations that may ensue from its breach, be construed in accordance with and


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

                  under the laws of the State of California, and that, in any arbitration that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum and any such action or proceeding shall be brought in the State of California.

         14.8. The effective date of this Agreement is the commencement date of the Initial Term set forth in section 7.1 of this Agreement.

         14.9. Each party agrees to be bound by its own telecopied or facsimiled signature, and that it accepts the telecopied or facsimiled signature of the other party hereto.


                                    INFOCURE CORPORATION:




Executed on June 23, 1999           By: /s/ James Davis
                                            James Davis
                                    Its: CEO, Orthodontics Division


                                    ORMCO CORPORATION:



Executed on June 23, 1999           By: /s/ Daniel Evan
                                            Daniel Evan
                                    Its: President



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